EXHIBIT 23.1


                              TROUTMAN SANDERS LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                                                  (404) 885-3000










                                November 30, 1998



Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Georgia Power Company (the "Company") dated November 19, 1998, relating to $150,000,000 aggregate principal amount of Series C 5.50% Senior Notes due December 1, 2005, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated November 19, 1998.


                                                     Very truly yours,


                                                      /s/ Troutman Sanders LLP